EXHIBIT 23






CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 33-00000 of General Motors Corporation on Form S-8 of our report dated June 24, 2004, appearing in this Annual Report on Form 11-K of the GMAC Insurance Personal Lines Retirement Savings Plan for the year ended December 31, 2003.

/s/DELOITTE & TOUCHE LLP
------------------------
Deloitte & Touche LLP


Raleigh, North Carolina
June 28, 2004


































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